UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2015 (June 9, 2015)

Lightstone Real Estate Income Trust Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-200464	47-1796830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1

Lakewood, New Jersey 08701

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On June 9, 2015, the board of directors of Lightstone Real Estate Income Trust Inc. (the “Company”) voted to terminate the previously approved 2015 Stock Incentive Plan (the “Plan”) and submitted termination of the Plan to the Company’s sole stockholder on June 9, 2015. All shares of common stock of the Company previously reserved for issuance under, and pursuant to, the Plan, are now authorized and unissued shares of common stock of the Company. There were no shares issued or outstanding under the terminated Plan.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 9, 2015, Lightstone Real Estate Income LLC, the Company’s sole stockholder, acted by written consent to approve certain amendments (the “Articles of Amendment”) to the Company’s Articles of Amendment and Restatement, as amended. The board of directors of the Company advised, authorized, approved and ratified the Articles of Amendment, and submitted the Articles of Amendment for consideration and approval of the Company’s sole stockholder on June 9, 2015.

On June 10, 2015, the Company filed the Articles of Amendment with the Maryland State Department of Assessments and Taxation to reflect a change in the definition of a “Roll-Up Transaction” and to clarify the Company’s obligation to reimburse the Company’s Advisor for operating expenses. A copy of the Articles of Amendment is attached hereto as Exhibit 3.1.

Also on June 9, 2015, the Company’s sole stockholder acted by written consent to approve termination of the Plan. This item was acted upon as described further in Item 1.02 above.

Item 8.01 Other Events

On June 12, 2015, the Company, having received and accepted subscriptions for more than 200,000 shares of its common stock, par value $0.01 per share (“Common Shares”) (excluding Common Shares purchased by New York, Tennessee and Pennsylvania investors), broke general escrow and issued Common Shares to its initial investors. As part of this general escrow break, the Company issued $2.0 million in Common Shares at a purchase price of $9.00 per Common Share to an entity 100% owned by David Lichtenstein, who also owns a majority interest in the Company’s sponsor, The Lightstone Group, LLC.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Articles of Amendment of Lightstone Real Estate Income Trust Inc., dated June 9, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE REAL ESTATE INCOME TRUST INC.

Date: June 15, 2015	By:	/s/ Donna Brandin
Donna Brandin
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Amendment of Lightstone Real Estate Income Trust Inc., dated June 9, 2015